UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 28, 2020
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2020, ServiceNow, Inc. (“ServiceNow” or the “Company”) issued a press release announcing financial results for the three months ended June 30, 2020.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing of ServiceNow under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ServiceNow makes reference to non-GAAP financial information in the press release. A reconciliation to the nearest comparable GAAP financial measures of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1. These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceNow encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On July 28, 2020, after over nine years at ServiceNow, David Schneider notified the Company of his decision to retire from the Company at the end of 2020, and to serve as President, Emeritus until his retirement, acting as an advisor to the Chief Executive Officer. Mr. Schneider will remain employed by the Company but will resign from his position as the Company’s President, Global Customer Operations, effective July 29, 2020.

Additionally, on July 28, 2020, Kevin Haverty was named Chief Revenue Officer, effective July 29, 2020. Mr. Haverty has been with ServiceNow for nine years, most recently as EVP, Worldwide Sales.

For additional information, see the press release attached as Exhibit 99.2 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of ServiceNow under the Securities Act or the Exchange Act. whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

(e)
As described in further detail in the Company’s proxy statement for its 2020 annual meeting of shareholders, the Company’s executive compensation program is designed to retain, motivate, attract and manage turnover of executives of outstanding ability and potential on our path to $10 billion in revenue and beyond; demand and reward the achievement of key performance measures; reinforce our values, which serve to motivate our leaders to deliver the highest level of company, team and individual performance; discourage excessive risk taking; and ensure that executive compensation is meaningfully related to the creation of long-term shareholder value. The performance-based cash incentive (“Cash Incentive”) and PRSU targets and metrics for the 2020 executive compensation program, which were approved in January of 2020, prior to the COVID-19 pandemic, are subject to a formal mid-year review by the Compensation Committee.

Consistent with these objectives, in its formal mid-year review of the 2020 executive compensation program, on July 28, 2020, the Compensation Committee and the Board of Directors of the Company (the “Board”) determined to lower the annual internal targets for the Cash Incentive and PRSU awards in line with the Company’s adjusted internal annual financial plan. In making this determination, the Compensation Committee and the Board carefully and extensively considered various factors, including the significant changes to the macroeconomic landscape as impacted by the COVID-19 pandemic; our belief that, in this context, companies are focusing their efforts on managing the crisis, and protecting the health and wellbeing of all their stakeholders, including employees, customers and shareholders; the need to ensure that we retain and motivate our key employees; and that the modified targets remain aggressive considering the current environment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated July 29, 2020, announcing ServiceNow, Inc.'s financial results for the three months ended June 30, 2020.
	99.2	Press release dated July 29, 2020.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: July 29, 2020